Exhibit 99.1

Titan CNG, LLC
and Subsidiaries

Consolidated Financial Statements

December 31, 2015 and 2014

Titan CNG, LLC and Subsidiaries

CONTENTS

Page(s)
Report of Independent Registered Public Accounting Firm	1
Consolidated Financial Statements
Balance Sheets	2
Statement of Operations	3
Statements of Members' Deficit	4
Statements of Cash Flows	5
Notes to Consolidated Financial Statements	6 - 13

Report of Independent Registered Public Accounting Firm

The Members

Titan CNG, LLC and Subsidiaries

Plymouth, Minnesota

We have audited the accompanying consolidated balance sheets of Titan CNG, LLC and Subsidiaries (the Company) as of December 31, 2015 and 2014, and the related consolidated statements of operations, members' deficit, and cash flows for each of the years in the two-year period ended December 31, 2015. Titan CNG, LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Titan CNG, LLC and Subsidiaries as of December 31, 2015 and 2014, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the company is in violation certain debt covenants, as well as the Company has had limited revenues, recurring losses from operations and has a members’ deficit. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Lurie, LLP
Lurie, LLP

Minneapolis, Minnesota
October 18, 2016

2501 Wayzata Boulevard ● Minneapolis, MN 55405 ● LurieLLP.com ● O/612.377.4404 ● F/612.377.1325

1

Titan CNG, LLC and Subsidiaries

Consolidated Balance Sheets

December 31	2015	2014
ASSETS
Current Assets
Cash	$358	$21,847
Accounts receivable, related party	-	134,000
Due from related party	21,986	391,840
Total Current Assets	22,344	547,687
Property and Equipment	-	967
Other	977	977
Total Assets	$23,321	$549,631

LIABILITIES AND MEMBERS' DEFICIT
Current Liabilities
Bank line of credit	$150,000	$543,442
Accounts payable	46,807	12,278
Accounts payable, related parties	114,510	60,352
Accrued liabilities	32,264	6,689
Accrued interest	11,189	9,651
Total Current Liabilities	354,770	632,412
Long-Term Liabilities
Due to related parties	85,599	55,256
Losses in equity method investment	214,365	88,475
Total Long-Term Liabilities	299,964	143,731
Total Liabilities	654,734	776,143
Commitments and Contingencies
Member's Deficit	(631,413)	(226,512)
Total Liabilities and Members' Deficit	$23,321	$549,631

See notes to consolidated financial statements.

2

Titan CNG, LLC and Subsidiaries

Consolidated Statement of Operations

Year Ended December 31	2015	2014
Revenue	$29,000	$120,000
Operating Expenses	290,901	217,177
Loss from Operations	(261,901)	(97,177)
Other Income (Expense)
Interest expense	(17,110)	(34,348)
Losses in equity method investment	(125,890)	(63,736)
Total Other Income (Expense)	(143,000)	(98,084)
Net Loss	$(404,901)	$(195,261)

See notes to consolidated financial statements.

3

Titan CNG, LLC and Subsidiaries

Consolidated Statements of Members' Deficit

Members'
Deficit
Balance, December 31, 2013	$(31,251)

Net loss	(195,261)

Balance, December 31, 2014	(226,512)

Net loss	(404,901)
Balance, December 31, 2015	$(631,413)

See notes to consolidated financial statements.

4

Titan CNG, LLC and Subsidiaries

Consolidated Statements of Cash Flows

Year Ended December 31	2015	2014
Operating Activities
Net loss	$(404,901)	$(195,261)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	967	967
Changes in operating assets and liabilities:
Accounts receivable, related party	134,000	(5,075)
Due from related party	(23,588)	(105,678)
Accounts payable	34,529	11,701
Accounts payable, related parties	54,158	52,060
Accrued liabilities	27,113	9,488
Losses in equity method investment	125,890	63,736
Net Cash Used by Operating Activities	(51,832)	(168,062)
Financing Activities
Proceeds on line of credit	-	136,000
Payments on line of credit	-	(7,858)
Proceeds on notes payable, related parties	30,343	-
Net Cash Provided by Financing Activities	30,343	128,142
Net Decrease in Cash	(21,489)	(39,920)
Cash
Beginning of year	21,847	61,767
End of year	$358	$21,847

Supplemental Disclosure of Cash Flow Information

Line of credit paid as a reduction in due from related parties	$393,442	$-

See notes to consolidated financial statements.

5

Titan CNG, LLC and Subsidiaries

Notes to Consolidated Financial Statements

1.	Nature of Operations and Summary of Significant Accounting Policies

The Company

Titan CNG, LLC is a management company and the parent company to two wholly owned subsidiaries. The wholly owned subsidiaries were formed in 2015 and had minimal activity during 2015. The subsidiaries intend to provide comprehensive natural gas vehicle solutions to corporate and municipal fleet operators as well as individual consumers.

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Titan CNG, LLC and its wholly owned subsidiaries Titan Blaine, LLC and Titan Diamond Bar, LLC (the Company). All intercompany transactions have been eliminated. The Company has prepared the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue consists of management fees received from Titan El Toro, LLC, a related party.

Credit Risk

The Company maintains cash in financial institutions which, at times, may exceed amounts insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on cash.

Accounts Receivable

Accounts receivable represent amounts due for management fees from a related party. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. As of December 31, 2015 and 2014, management did not feel an allowance was necessary.

Equity Method Investment

Investments in 20% through 50% owned entities in which the Company has significant influence over operating and financial affairs are accounted for under the equity method of accounting, whereby the investment is carried at the cost of the investment, plus the Company's equity in undistributed earnings or losses. Dividends received are considered a return of capital and are accordingly deducted from the carrying value of the investment. Losses are only recorded to the extent the Company's investment is greater than zero, unless the Company has guaranteed obligations of the investee or is otherwise committed to provide further financial support for the investee.

6

Titan CNG, LLC and Subsidiaries

Notes to Consolidated Financial Statements

1.	Nature of Operations and Summary of Significant Accounting Policies

Property and Equipment

Depreciation and amortization is computed using the straight-line method over the following estimated useful lives:

Computer equipment	3 years

Major additions and improvements are capitalized, while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred. When assets are retired or otherwise disposed of, related costs and accumulated depreciation and amortization are removed and any gain or loss is reported.

Income Taxes

Profits and losses of the Company are reported on the income tax returns of the members. Accordingly, no provision for income taxes is recorded by the Company.

Accounting principles generally accepted in the United States of America require management to evaluate tax positions taken by the Company and recognize a tax liability (or asset) if the Company has taken an uncertain position that more likely than not would not be sustained upon examination by a taxing authority. Management has analyzed the tax positions taken by the Company, and has concluded that as of December 31, 2015, there are no uncertain positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the consolidated financial statements. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress. Management believes it is no longer subject to income tax examinations for years prior to inception in 2012.

Recent Accounting Pronouncements

On May 28, 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update ("ASU") No. 2014-09, "Revenue from Contracts with Customers." The core principle of the ASU is for companies to recognize revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration, or payment, to which the company expects to be entitled in exchange for those goods or services. The ASU may also result in enhanced disclosures about revenue. For public entities, the ASU was to be effective for annual reporting periods beginning after December 15, 2016. On July 9, 2015, the FASB voted to allow a one year deferral of the effective date to annual reporting periods beginning after December 15, 2017. The deferral permits early adoption, but does not allow adoption any earlier than the original effective date of the standard. The Company has not yet selected a transition method and is currently evaluating the impact this standard will have on the Company's consolidated financial statements.

In August 2014, the ASB issued ASU 2014-15, “Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern.” The amendments provide guidance about management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern and to provide related footnote disclosures. The standard will be effective for the Company on December 31, 2016. The adoption of this pronouncement may impact future assessment and disclosures related to the Company's ability to continue as a going concern.

In April 2015, the FASB issued ASU 2015-03, “Simplifying the Presentation of Debt Issuance Costs,” which modifies the presentation of debt issuance costs in financial statements to present such costs as a direct deduction from the related debt liability rather than as an asset. The ASU became effective for public companies during interim and annual reporting periods beginning after December 15, 2015. The Company has adopted this ASU as of June 30, 2016 on a retrospective basis.

7

Titan CNG, LLC and Subsidiaries

Notes to Consolidated Financial Statements

1.	Nature of Operations and Summary of Significant Accounting Policies

Recent Accounting Pronouncements (continued)

In January 2016, the FASB issued ASU 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities,” which requires that most equity instruments be measured at fair value, with subsequent changes in fair value recognized in net income. The pronouncement also impacts the financial liabilities under the fair value option and the presentation and disclosure requirements for financial instruments. The ASU does not apply to equity method investments or investments in consolidated subsidiaries. The revised guidance is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2017, with early adoption permitted and amendments to be applied as a cumulative-effect adjustment to the balance sheet in the year of adoption. The Company is currently evaluating the impact of the ASU on its consolidated financial statements and disclosures.

In February 2016, the FASB issued ASU 2016-02 “Leases,” which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. The new guidance requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a finance purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months, regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. The new standard supersedes the previous leasing standard. The standard is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the impact of the ASU on its consolidated financial statements and disclosures.

The Company’s management has reviewed and considered all other recent accounting pronouncements and we believe there are none that could potentially have a material impact on the Company’s consolidated financial condition, results of operations, or disclosures.

Going Concern

The accompanying consolidated financial statements have been prepared on the basis that the Company will continue as a going concern. The company’s 20% owned subsidiary (on January 1, 2016 it purchased the remaining 80%) is currently in violation of certain debt covenants. From inception to June 30, 2016, the Company has accumulated a deficit of approximately $2 million, and, as of June 30, 2016, current liabilities exceeded current assets by approximately $1.6 miliion. The Company opened its CNG first station in February 2015. The company is currently constructing a private station in Blaine, Minnesota which the Company will operate under a seven year contract and provides the Company a fixed spread of $0.71 per gas gallon equivalent (“GGE”) plus 50% of any federal tax rebate which is currently $0.50 per GGE. In addition, the Company believes that there are several potential acquisitions available to the Company and are actively pursuing these opportunities.

While the Company believes in the viability of its business plan to acquire existing stations and ancillary businesses serving the CNG industry and to grow organically by constructing public and private NGV stations there can be no assurance that the Company will be able to generate sufficient revenues or complete a private placement, raise anticipated proceeds, or that any other debt or equity financing will be available or, if available, that it will be available on terms acceptable to the Company.  If the Company fails to complete a private placement offering or raise anticipated proceeds, the Company may not be able to continue operations.

The Company is actively seeking additional sources of financing and has engaged in discussions with investment banking firms to assist in raising additional capital through the issuance of debt or equity.

8

Titan CNG, LLC and Subsidiaries

Notes to Consolidated Financial Statements

2.	Property and Equipment

Property and equipment consisted of the following:

December 31	2015	2014
Computers and equipment	$2,901	$2,901
Less accumulated depreciation	2,901	1,934
Property and Equipment	$-	$967

Depreciation expense was $967 for the years ended December 31, 2015 and 2014.

3.	Equity Method Investment

The Company has a 20% ownership in Titan El Toro, LLC (El Toro). During 2015 and 2014, the Company recorded losses in the amount of $125,890 and $63,736, respectively, related to its investment in El Toro. The carrying value of the investment of $(214,365) and $(88,475) at December 31, 2015 and 2014, respectively, has been reduced below zero as the Company is in a co-borrowing and co-lessee arrangement with this equity investee.

The Company has an accounts receivable balance for management fees due from El Toro of $134,000 at 2014. The Company has a due from El Toro of $21,986 and $391,840 at December 31, 2015 and 2014, respectively.

Condensed, unaudited financial information of El Toro as of December 31, 2015 and for the year then ended consisted of the following:

December 31, 2015
Assets
Current assets	$31,163
Property and equipment, net	1,271,617
Other long-term assets	38,359
Total Assets	1,341,139
LIABILITIES AND MEMBERS' EQUITY
Current liabilities	$235,662
Notes payable, long-term	2,000,826
Other long-term liabilities	36,027
Members' deficit	(931,376)
Total Liabilities and Members' Equity	$1,341,139

9

Titan CNG, LLC and Subsidiaries

Notes to Consolidated Financial Statements

3.	Equity Method Investment (continued)

Year Ended December 31, 2015	Total
Revenues	$169,642
Net loss	$(629,445)

Co-Borrowing Arrangement

On December 31, 2014 the Company entered into a co-borrower arrangement for a $1,300,000 U.S. Small Business Administration (SBA) note with El Toro a related party and equity method investee. The proceeds from the note were received by El Toro and the note payable is recorded by El Toro. The note is a ten year term note with interest fixed at 5.50% for the first five years, then adjusted to the SBA LIBOR Base Rate, plus 2.35% for the remaining five years. The note then requires interest only payments for the first 12 months. The note then requires monthly principal and interest payments of $15,288. The note is secured by substantially all of the Company's business assets and is a mortgage. The note is guaranteed by certain members of the Company. The amount outstanding on the note as of December 31, 2015 was $1,300,000. The Company was in violation of certain bank covenants as of December 31, 2015.

4.	Line of Credit

In September 2013 the Company entered into a line of credit agreement for $555,000 with interest at 5.95%. The principal was due in monthly installments of $6,741 starting in November 2014 with the entire remaining outstanding principal due in July 2015. The note was secured by all business assets and was guaranteed by certain members. The loan was amended on December 31, 2014 to reduce the maximum amount of the line of credit to $150,000, and to release certain property as security for the note and to remove a certain guarantor from the agreement. In August 2015 the line was renewed for a period of three months for $150,000 with interest at prime plus 1% with a minimum interest rate of 5.50%. In December 2015 the loan was amended to extend the maturity from October 2015 to February 2016. The Company repaid the line in full in February 2016 and the line was not renewed.

5.	Notes Payable to Related Parties

Notes payable to related parties consisted of the following:

December 31	2015	2014
Note payable, due October 2014, with interest at 8%, payable at maturity	$17,000	$10,000
Note payable, due April 2014, with interest at 8%, payable at maturity	47,043	42,256
Note payable, due December 2016, with interest at 12%, payable at maturity	7,500	-
Note payable, due December 2016, with interest at 12%, payable at maturity	14,056	-
Total	85,599	52,256
Less current maturities	-	(52,256)
Notes Payable, Related Parties	$85,599	$-

All of the outstanding notes are subordinated to the SBA loan.

Subsequent to December 31, 2015, two of the notes were amended to allow for an extension at the discretion of the Company through October 2017. The remaining two notes were extended to December 2020.

10

Titan CNG, LLC and Subsidiaries

Notes to Consolidated Financial Statements

5.	Notes Payable to Related Parties (continued)

Future maturities of notes payable, related parties are as follows:

Year Ending December 31	Amount
2016	$-
2017	21,556
2018	-
2019	-
2020	64,043
Total	$85,599

6.	Members' Equity

The Company was incorporated as First CNG, LLC in January 2012. As of December 31, 2014 there were 3,117 units issued and outstanding. In May 2015 the Company changed its name to Titan CNG, LLC. In connection with the SBA loan, certain members were issued 35,491 units for personal guarantees provided on the loan.

In October 2015 the board authorized the issuance of 10,000,000 units; none of the units have been issued as of December 31, 2015.

7.	Station Operations and Lease Agreement

In December 2015, Titan Diamond Bar, LLC (Diamond Bar) entered into a transfer of ownership and lease arrangement with the South Coast Air Quality Management District (SCAQMD). This property has an existing compressed natural gas (CNG) station owned and operated by the SCAQMD. Thirty days after the date of the agreement, SCAQMD will transfer to Diamond Bar, without charge, all of their rights and interests in the existing assets. The Agreement also specifics that Diamond Bar lease the property for $1 and identifies certain commitments agreed to by the parties. Some of the more significant ones are as follows:

●	Within 180 days from the contract execution, Diamond Bar, using its best efforts, shall sell any surplus assets and provide SCAQMD with 90% of the net proceeds, as defined.

●	Diamond Bar is also required to comply with certain provisions in the agreement with regards to the operation and maintenance of the station.

●	Diamond Bar, at their expense and upon written consent from SCAQMD, can remodel, redecorate or otherwise make improvements and replacements of and to all or any part of the leased premises.

●	Diamond Bar is required to install specific station upgrades, as defined, and is responsible for the cost of these upgrades. All upgrades must be completed within eight months of the execution date. Any improvements made to the premises remain the property of Diamond Bar and can be removed by Diamond Bar.

●	The fueling rate charged to the SCAQMD will be based on actual utility costs, taxes and a fee not to exceed $0.50 per Gasoline Gallon Equivalent (GGE). Currently the rate charged is substantially equal to the market rate charged to all other customers.

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Titan CNG, LLC and Subsidiaries

Notes to Consolidated Financial Statements

7.	Station Operations and Lease Agreement (continued)

The contract ends December 31, 2020. SCAQMD can extend the contract for a period not to exceed five years starting January 1, 2021 at no additional cost. Either party may terminate the contract with sixty days’ notice. If the SCAQMD terminates without cause they will be required to either purchase the property necessary for the operation of the CNG station or reimburse Diamond Bar for the cost of removing the property. If Diamond Bar terminates the contract without cause, the SCAQMD shall have the option to either purchase the property necessary for the operation of the station or require Diamond Bar to remove the property at no cost to SCAQMD.

8.	Grant Agreements

In 2013 the Company was the recipient of two grants in the amount of $300,000 and $150,000 from the California Energy Commission (“CEC”) and South Coast Air Quality Management District (SCAQMD), respectively. The grants were provided to assist in the construction and equipping of a compressed natural gas (CNG) filling station in Lake Forest, California. The grant funds were used to complete the construction of a facility on El Toro Road as contemplated in the grant agreements. The project was completed by an Affiliate of the Company.  The grant proceeds are subject to repayment if the Company does not satisfy certain operational metrics contained in the grant agreements. The Company believes that it can satisfy these objectives, although it cannot provide assurance that such future events will occur. In addition, the use of an Affiliate of the Company on the project could be construed as requiring amendments to the grant agreements or consent from the CEC or SCAQMD, neither of which has been obtained by the Company.

9.	Operating Leases

The Company leases its Plymouth, Minnesota office under an operating lease agreement that expired in October 2014. Upon expiration the lease was renewed on a month to month basis with payments of $977 per month.

In March 2014 the Company entered into an operating lease agreement for their El Toro location which expires in February 2019, with an option to extend to February 2024. In November 2014 the lease was amended to add Titan El Toro, LLC, a related party and equity method investee, as a co-lessee. The monthly payments range from $10,000 to $11,604. The rent is paid by and recorded on El Toro's books.

Approximate future minimum base rent commitments under the California operating lease are as follows:

Year Ending December 31	Amount
2016	$133,454
2017	139,164
2018	139,248
2019	23,208
Total	$435,074

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Titan CNG, LLC and Subsidiaries

Notes to Consolidated Financial Statements

10.	Supplementary Disclosures of Cash Flow Information

Additional cash flow information consisted of the following:

Year Ended December 31	2015	2014
Cash paid for interest	$15,573	$27,540

11.	Subsequent Events

Titan El Toro, LLC

On January 1, 2016 certain accredited investors contributed their current membership interests, as well as mezzanine debt and accrued interest totaling approximately $942,000 owed to Titan El Toro, LLC in exchange for Junior Bridge Notes in the amount of $942,000 and 64,387 Class A Membership Units in Titan CNG, LLC. As a result, the Company now owns 100% of the membership units in Titan El Toro, LLC.

Notes Payable Agreements

In July and September 2016 the Company entered into two additional Senior Notes for $200,000 and $150,000, respectively. The interest is at 12% and 16%, respectively, with a maturity date of October 31, 2016 and January 31, 2017, respectively. The notes contain certain conversion and default provisions and can be extended at the option of the Company through July 2017 for a fee of 1% of the outstanding principal balance at the time of the extension.

Walters Recycling & Refuse Station

In June 2016 Titan Blaine, LLC ("Blaine") entered into a compressed natural gas fuel station agreement (the “Agreement”) with Walters Recycling & Refuse, Inc. (“Walters”), an unrelated third party. Under the agreement Blaine will construct, at its sole expense, a CNG dispensing system (the “System”) on a portion of the property owned by Walters. The System shall include the required elements as defined in the contract. The System shall only be used for the purpose of filling Walter’s vehicles and authorized Blaine vehicles and trailers. Titan is required to have the System fully operational by June 2017. If the System is not fully operational by June 2017 Walters may terminate the agreement with 30 days written notice to Blaine. Blaine will be required to return the property to its pre-construction condition. Blaine shall retain ownership of all unattached movable components of the System. In addition, Blaine is responsible for all costs relating to installing the utilities required for the System as well as the costs for all ongoing system and property maintenance. The term of the agreement shall be for a period of seven years and shall commence on the date the system becomes fully operational and is first used by Walters, as defined in the agreement. Walters has the right to renew the agreement for four additional two year renewal periods. Beginning on the commencement date and through the contract term, Walters agrees to purchase 12,000 gasoline gallon equivalent (GGE) of compressed natural gas (CNG), as defined, exclusively from Blaine. The rate charged to Walters includes an initial six month rate which is then adjusted as stated in the agreement.

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TITAN CNG, LLC AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

14

TITAN CNG, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2016	2015
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$29,712	$358
Advances from related party	-	21,986
Prepaids	80,000	-
Other current assets	39,724	-
Total current assets	149,436	22,344

PROPERTY AND EQUIPMENT, net	1,621,585	-
OTHER LONG-TERM ASSETS	24,891	977

TOTAL ASSETS	$1,795,912	$23,321

LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABILITIES
Line of credit	$-	$150,000
Accounts payable	758,804	46,807
Accounts payable – related parties	-	114,510
Accrued expenses	196,408	32,264
Accrued interest	-	11,189
Deferred rent, current portion	11,880	-
Note payable to member	35,500	-
Current portion of long-term debt, net	1,171,873	-
Total current liabilities	2,174,465	354,770

LONG-TERM LIABILITIES
Accounts payable – related parties	212,196	-
Accrued interest	205,482	-
Deferred rent	19,932	-
Long-term debt, related parties	1,842,332	85,599
Losses in equity method accounting	-	214,365
Total liabilities	4,454,407	654,734

COMMITMENTS AND CONTINGENCIES

MEMBERS’ DEFICIT	(2,658,495)	(631,413)

TOTAL LIABILITIES AND MEMBERS’ DEFICT	$1,795,912	$23,321

See notes to unaudited condensed consolidated financial statements.

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TITAN CNG, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months Ended September 30,
	2016	2015

REVENUES	$295,452	$47,500

COST OF REVENUE	139,468	-

GROSS PROFIT	155,984	47,500

OPERATING EXPENSES	1,263,490	176,594

OPERATING LOSS	(1,107,506)	(129,094)

OTHER INCOME (EXPENSE)
Interest expense	(264,444)	(7,920)
Loss on equity method investment	-	(99,038)
Loss on acquisition of El Toro	(736,586)	-
Other income	31,864	-
Total other income (expense)	(969,166)	(106,958)

NET LOSS	$(2,076,672)	$(236,052)

See notes to unaudited condensed consolidated financial statements.

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TITAN CNG, LLC AND SUBSIDIARIES.

CONDENSED CONSOLIDATED STATEMENT OF MEMBERS’ DEFICIT

(Unaudited)

Members’ Deficit

Balance, December 31, 2015	$(631,413)

Issuance of units	49,590
Net loss	(2,076,672)

Balance, SEPTEMBER 30, 2016	$(2,658,495)

See notes to unaudited condensed consolidated financial statements.

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TITAN CNG, LLC AND SUBSIDIARIES.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,076,672)	$(236,052)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	153,936	967
Amortization of deferred financing costs	4,782	-
Accretion of debt discount	13,905	-
(Gain) loss from equity method investment	(28,090)	99,039

Deficit acquired	764,676	-
Changes in assets and liabilities:
Prepaids	(80,000)	(10,429)
Other current assets	(5,127)	98,400
Other long-term assets	14,445	-
Accounts payable	309,033	18,171
Accounts payable – related parties	49,406	10,711
Accrued expenses	133,874	(6,689)
Accrued interest	195,581	381
Deferred rent	(4,215)	-
Net cash used in operating activities	(554,466)	(25,501)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(94,712)	-
Cash deficit acquired from El Toro	(3,434)	-

Net cash used in investing activities	(98,146)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on line of credit	(150,000)	(395,042)
Payments on long-term debt	(75,520)	-
Proceeds from long-term debt, related parties	850,000	-
Proceeds from note payable to member	35,500	7,000
Advances from related party	21,986	391,840

Net cash provided by financing activities	681,966	3,798

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	29,354	(21,703)

CASH AND CASH EQUIVALENTS
Beginning of period	358	21,847

End of period	$29,712	$144

See notes to unaudited condensed consolidated financial statements.

18

TITAN CNG, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of Business and Summary of Significant Accounting Policies –

Business

Titan is a compressed natural gas (“CNG”) service business based in Plymouth, Minnesota. Titan CNG, LLC (“Titan CNG”) is a management company and the parent company to three wholly owned subsidiaries, Titan El Toro, LLC (“El Toro”), Titan Diamond Bar, LLC (“Diamond Bar”) and Titan Blaine, LLC (“Blaine”), (collectively, the “Company”). El Toro was formed during 2013 and began operations during 2015. El Toro, located in Lake Forest, California, is a comprehensive natural gas vehicle solutions provider that offers products and services to corporate and municipal fleet operators as well as individual consumers. Blaine and Diamond Bar were formed in 2015. Blaine had minimal activity during the nine months ended September 30, 2016 and the year ended December 31, 2015. In March 2016 Diamond Bar began operations of its CNG station under a lease agreement with the State of California South Coast Air Quality Management District (“SCAQMD”) in Diamond Bar, California. The Company is currently constructing Blaine, a private station, for Walters Recycling & Refuse in Blaine, Minnesota (Walters) which it will operate under a seven year take-or-pay contract with Walters. These subsidiaries also intend to provide comprehensive natural gas vehicle solutions to corporate and municipal fleet operators as well.

Titan’s strategy is to acquire existing stations and ancillary businesses serving the CNG industry and to grow organically by constructing public and private Natural Gas Vehicle (“NGV”) stations. U.S. Gain (“Gain”), the fourth largest CNG station owner in the U.S., either currently manages or is expected to manage the point of sale system, customer billing, and direct costs made up of natural gas, electricity, and taxes for each of the Company’s stations.

Basis of Presentation

The accompanying condensed consolidated financial statements of the Company were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The information furnished includes all adjustments and accruals of a normal recurring nature, which, in the opinion of management, are necessary for a fair presentation of results for the interim periods. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, El Toro, Blaine, and Diamond Bar. All intercompany accounts and transactions have been eliminated in consolidation.

Equity Method Investment

Investments in 20% through 50% owned entities in which the Company has significant influence over operating and financial affairs are accounted for under the equity method of accounting, whereby the investment is carried at the cost of the investment, plus the Company’s equity in undistributed earnings or losses. Dividends received are considered a return of capital and are accordingly deducted from the carrying value of the investment. Losses are only recorded to the extent the Company’s investment is greater than zero, unless the Company has guaranteed obligations of the investee or is otherwise committed to provide further financial support for the investee.

(continued)

19

TITAN CNG, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of Business and Summary of Significant Accounting Policies – (continued)

Fair Value of Financial Instruments

The Company uses fair value measurements to record fair value adjustments for certain financial instruments and to determine fair value disclosures. The carrying value of cash and cash equivalents, accounts receivable and accounts payable approximated fair value due to the short maturity of those instruments. With respect to determination of fair values of financial instruments there are the following three levels of inputs:

Level 1 Inputs	Quoted prices for identical instruments in active markets.

Level 2 Inputs	Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs	Instruments with primarily unobservable value drivers.

Use of Estimates

The preparation of these condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that may affect certain reported amounts assets and liabilities and disclosures in the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The most significant estimates include the Company’s ability to continue as a going concern, assumptions used to value units issued and the useful lives of fixed assets.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are maintained at several financial institutions and, at times, balances may exceed federally insured limits. The Company has never experienced any losses related to these balances and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Property and Equipment

Property and equipment is stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives, ranging from 3 to 40 years and the lesser of the useful life or related lease terms for leasehold improvements.

Construction in process represents the accumulated costs of assets not yet placed in service and primarily relates to equipment purchases and architectural fees for the private CNG station being constructed by Blaine.

Major additions and improvements are capitalized, while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred. When assets are retired or otherwise disposed of, related costs and accumulated depreciation and amortization are removed and any gain or loss is reported.

(continued)

20

TITAN CNG, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of Business and Summary of Significant Accounting Policies – (continued)

Deferred Rent

The Company’s leases include escalating rental payments. Rent expense is recognized in equal annual amounts over the terms of the leases. Deferred rent consists of cumulative rent expense in excess of cumulative contractual rent payments.

Deferred Financing Costs

Deferred financing costs are reported as a reduction of the related debt and amortized over the lives of the related debt agreements. The costs are amortized to interest expense using the effective interest method. In the event debt is converted or paid prior to maturity, any unamortized issuance costs are charged to expense in the period in which conversion or repayment occurs.

Revenue Recognition

For the nine months ended September 30, 2016, the Company generates revenue from the sale of natural gas and a federal excise tax refund of $0.50 per gas gallon equivalent (“GGE”). The Company commences revenue recognition at the time the gas is dispensed as all of the following criteria have been met:

●	there is persuasive evidence of an arrangement;

●	the service has been or is being provided to the customer;

●	collection of the fees is reasonably assured; and

●	the amount of fees to be paid by the customer is fixed or determinable.

For the nine months ended September 30, 2015, revenue consists of management fees received from El Toro, a related party prior to its acquisition (Note 2).

Income Taxes

The Company has elected to be treated as a limited liability company for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company's members, and no provisions for federal income taxes have been recorded on the accompanying consolidated financial statements.

U.S. GAAP requires management to evaluate tax positions taken by the Company and recognize a tax liability (or asset) if the Company has taken an uncertain position that more likely than not would not be sustained upon examination by the Internal Revenue Service. Management has analyzed the tax positions taken by the Company and has concluded that as of September 30, 2016, there are no uncertain positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the consolidated financial statements. The Company is subject to routine audits by taxing jurisdictions. Management believes the Company is no longer subject to income tax examinations since inception in 2012.

(continued)

21

TITAN CNG, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of Business and Summary of Significant Accounting Policies – (continued)

Going Concern

The accompanying condensed consolidated financial statements have been prepared on the basis that the Company will continue as a going concern. The Company is currently in violation of certain debt covenants.  From inception to September 30, 2016, the Company has accumulated a deficit of approximately $2.7 million, and, as of September 30, 2016, current liabilities exceeded current assets by approximately $2.0 million. The Company opened its first CNG station in February 2015 and its second CNG station in March 2016. The Company is currently constructing a private station in Blaine, Minnesota which the Company will operate under a seven year contract and provides the Company a fixed spread of $0.71 per GGE plus 50% of any federal tax rebate which is currently $0.50 per GGE. In addition, management believes that there are several potential acquisitions available to the Company and are actively pursuing these opportunities.

While the Company believes in the viability of its business plan to acquire existing stations and ancillary businesses serving the CNG industry and to grow organically by constructing public and private NGV stations there can be no assurance that the Company will be able to generate sufficient revenues or complete a private placement, raise anticipated proceeds, or that any other debt or equity financing will be available or, if available, that it will be available on terms acceptable to the Company.  If the Company fails to complete a private placement offering or raise anticipated proceeds, the Company may not be able to continue operations.

The Company is actively seeking additional sources of financing and has engaged in discussions with investment banking firms to assist in raising additional capital through the issuance of debt or equity.

Recent Accounting Pronouncements

On May 28, 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers.” The core principle of the ASU is for companies to recognize revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration, or payment, to which the company expects to be entitled in exchange for those goods or services. The ASU may also result in enhanced disclosures about revenue. For public entities, the ASU was to be effective for annual reporting periods beginning after December 15, 2016. On July 9, 2015, the FASB voted to allow a one year deferral of the effective date to annual reporting periods beginning after December 15, 2017. The deferral permits early adoption, but does not allow adoption any earlier than the original effective date of the standard. The Company has not yet selected a transition method and is currently evaluating the impact this standard will have on the Company's consolidated financial statements.

In August 2014, the ASB issued ASU 2014-15, “Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern.” The amendments provide guidance about management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern and to provide related footnote disclosures. The standard will be effective for the Company on December 31, 2016. The adoption of this pronouncement may impact future assessment and disclosures related to the Company's ability to continue as a going concern.

(continued)

22

TITAN CNG, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of Business and Summary of Significant Accounting Policies – (continued)

Recent Accounting Pronouncements (continued)

In April 2015, the FASB issued ASU 2015-03, “Simplifying the Presentation of Debt Issuance Costs,” which modifies the presentation of debt issuance costs in financial statements to present such costs as a direct deduction from the related debt liability rather than as an asset. The ASU became effective for public companies during interim and annual reporting periods beginning after December 15, 2015. The Company has adopted this ASU as of June 30, 2016 on a retrospective basis.

In January 2016, the FASB issued ASU 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities,” which requires that most equity instruments be measured at fair value, with subsequent changes in fair value recognized in net income. The pronouncement also impacts the financial liabilities under the fair value option and the presentation and disclosure requirements for financial instruments. The ASU does not apply to equity method investments or investments in consolidated subsidiaries. The revised guidance is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2017, with early adoption permitted and amendments to be applied as a cumulative-effect adjustment to the balance sheet in the year of adoption. The Company is currently evaluating the impact of the ASU on its consolidated financial statements and disclosures.

In February 2016, the FASB issued ASU 2016-02 “Leases,” which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. The new guidance requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a finance purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months, regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. The new standard supersedes the previous leasing standard. The standard is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the impact of the ASU on its consolidated financial statements and disclosures.

The Company’s management has reviewed and considered all other recent accounting pronouncements and believes there are none that could potentially have a material impact on the Company’s consolidated financial condition, results of operations, or disclosures.

2.	Acquisition –

Through December 31, 2015 the Company had a 20% investment in El Toro and accounted for this investment as an equity method investment. For the year ended December 31, 2015 the Company recorded a loss in the amount of $(125,890) related to its investment in El Toro. The carrying value of the investment was $(214,365) as of December 31, 2015.

On January 1, 2016, certain accredited investors contributed their current membership interests, as well as mezzanine debt and other liabilities totaling approximately $942,000 owed to Titan El Toro, LLC in exchange for Junior Bridge Notes in the amount of $942,000 and 64,387 Class A Membership Units in Titan CNG, LLC. In addition, members of El Toro agreed to contribute their membership interest in exchange for 10,892 Class A Membership Units in the Company. The Company acquired the remaining 80% of El Toro to further its business relationship in alignment with the Company’s business model to acquire existing CNG stations.

(continued)

23

TITAN CNG, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	Acquisition – (continued)

As required by ASC 805, Accounting for Business Combinations, when a company has a pre-existing ownership in another company and an acquisition is completed where control is obtained of the acquired company, the buyer must first measure the acquisition-date fair value of its previously held equity interest in the acquired company and recognize either (1) a gain for the excess of the fair value of the previously held interest over its carrying value or (2) a loss for the excess of carrying value over fair value. As a result of this acquisition, the Company recorded a $28,090 gain for the excess fair value over its carrying cost of El Toro. Management determined that the asset approach was the most appropriate methodology to determine the estimated fair value at the date of acquisition. As a result of the recentness of the procurement of El Toro’s assets and debt, management has determined that the estimated fair value is not materially different than the historical carrying values. The fair value of El Toro was as follows:

January 1, 2016

Checks in excess of deposits	$(3,434)
Current assets	34,597
Property and equipment	1,271,617
Other long-term assets	38,359
Total assets acquired	1,341,139

Current liabilities	113,080)
Accrued interest	122,582
Notes payable, long-term	2,000,826
Other long-term liabilities	36,027
Total liabilities assumed	2,272,515
Net liabilities acquired	$(931,376)

The following table sets forth the unaudited pro forma results of the Company for the nine months ended September 30, 2016 and 2015, as if the acquisition had taken place on the first day of the period presented. These combined results are not necessarily indicative of the results that may have been achieved had the companies always been combined:

	Nine Months Ended September 30,
	2016	2015

Revenues	$295,452	$120,880
Net loss	$(2,076,672)	$(731,242)

El Toro’s revenues and net loss for the nine months ended September 30, 2016 were $150,239 and $(285,928), respectively, and are included in the total consolidated results presented above.

24

TITAN CNG, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.	Property and Equipment –

Property and equipment consist of the following:

	September 30, 2016	December 31, 2015

Equipment	$776,927	$-
Site development	401,462	-
Building	161,467	-
Leasehold improvements	46,728	-
Computer equipment	2,901	2,901
Construction in process	388,937	-
	1,778,422	2,901
Less accumulated depreciation	(156,837)	(2,901)
	$1,621,585	$-

Construction in process contains amounts paid and accrued for construction of the Blaine private CNG station that has not been placed into service as of September 30, 2016 and Diamond Bar equipment that has not been put into service.

Depreciation expense was approximately $154,000 and $1,000 for the nine months ended September 30, 2016 and 2015, respectively.

4.	Line of Credit –

In September 2013, the Company entered into a line of credit (“the Line”) agreement for $555,000 with interest at 5.95%. The principal was due in monthly installments of $6,741 starting in November 2014 with the entire remaining outstanding principal due in July 2015. The Line was secured by all business assets and is guaranteed by certain members. The Line was amended on December 31, 2014 to reduce the maximum amount of the Line to $150,000, and to release certain property as security for the Line and to remove a certain guarantor from the agreement. In August 2015 the Line was renewed for a period of three months for $150,000 with interest at prime plus 1% with a minimum interest rate of 5.50%. In December 2015 the Line was amended to extend the maturity from October 2015 to February 2016. The Company repaid the Line in full in February 2016 and the Line was not renewed.

25

TITAN CNG, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5.	Long-Term Debt –

Long-term debt consists of the following:

	September 30, 2016	December 31, 2015

Small Business Administration Note	$1,224,480	$-
Subordinated convertible senior notes payable to members (net of debt discount of $35,685)	835,871	-
Notes payable, due December 2016 with interest at 12.00% payable at maturity. In January 2016 these notes were rolled into the subordinated convertible senior notes payable to members.	-	21,556
Subordinated notes payable to members with interest at 12.00% per year with maturity on December 31, 2020, secured by a subordinate security interest on substantially all assets of the Company.	989,461	-
Note payable, due April 2014, with interest at 8.00%, payable at maturity. In January 2016 the note was rolled into the subordinated notes payable to members.	-	47,043
Note payable, due October 2014, with interest at 8.00%, payable at maturity. In 2016 the note was extended to October 2020.	17,000	17,000
Total long-term debt	3,066,812	85,599
Unamortized deferred financing costs	(52,607)	-
Less current portion	(1,171,873)	-
Long-term debt, net	$1,842,332	$85,599

(continued)

26

TITAN CNG, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5.	Long-Term Debt – (continued)

Small Business Administration (SBA) Note

On December 31, 2014 Titan CNG, LLC and El Toro entered into a co-borrower arrangement for a $1,300,000 SBA note. The note proceeds were received by El Toro. The note is a ten year term note with interest fixed at 5.50% for the first five years, then adjusted to the SBA LIBOR base rate, plus 2.35% for the remaining five years. The note requires interest only payments for the first twelve months and then monthly principal and interest payments of $15,288 through maturity. The note is secured by substantially all of the Company’s business assets and is personally guaranteed by certain members. The Company issued to members 35,491 units in Titan CNG, LLC as compensation for the guarantee. The Company was in violation of certain bank covenants as of September 30, 2016.

Subordinated Convertible Senior Notes Payable to Members

On February 29, 2016, the Company issued five senior bridge notes with a maturity date of June 28, 2016 for approximately $672,000, as well as 16,791 Class A Membership Units. In July, the Company issued an additional Senior Bridge Note (collectively the “Senior Bridge Notes”) for $200,000 that matured in October 2016. In connection with the note issuance the Company issued 5,000 Class A Membership Units to the note holder. The Senior Bridge Notes bear interest at 12% per year with a default interest rate of 15% per year. In the event of a default under the Senior Bridge Notes, the Company is required to pay the holder a stated number of Class A Membership Units on the date of default and each 90 day interval thereafter until all amounts due have been paid in full. Effective July 2016, the maturity date of the Senior Bridge Notes was extended to September 30, 2016 and allowed for an interest rate increase from 12% to 16% effective March 14, 2016. The default interest rate was increased from 15% to 18%. As part of the first amendment, the note holders received 3,359 Class A Membership Units in Titan. In September 2016, the Senior Bridge Notes were amended to extend the due date to January 31, 2017 and the Company paid a fee for the extension of 1% of the outstanding principal balance to the note holders. In addition, at the Company's sole discretion, assuming the notes are not in default, the Company has the ability to extend the notes to October 31, 2017. A fee of 1% of the outstanding principal balance wiII be paid at January 31, 2017, April 30, 2017 and again on July 31, 2017 should the Company choose to extend the notes at each of these dates. The notes are secured by a subordinate security interest on substantially all of the Company's assets and are personally guaranteed by two members.

On September 26, 2016, the Company issued an additional Senior Bridge Note for $150,000. The note bears interest at 16% per year with a default interest rate of 18% per year, and it matures in January 2017. The note includes the same extension provisions as the above mentioned Senior Bridge Notes through October 31, 2017, including the required 1% fee of the outstanding principal balance at the time of extension. The Company issued 3,750 Class A Membership Units to this noteholder in connection with this Senior Bridge Note. The Company did not receive the proceeds from the note until October 2016. In the event of default the holder will receive a stated number of Class A Membership Units.

27

TITAN CNG, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5.	Long-Term Debt – (continued)

Annual maturities of long-term debt, assuming a 5.50% interest rate on the SBA note, are as follows:

Period	Related Party	Non-Related Party	Total

Three Months Ending December 31, 2016	$-	$1,224,480	$1,224,480
2017	871,556	-	871,556
2018	-	-	-
2019	-	-	-
2020	1,006,461	-	1,006,461
	$1,878,017	$1,224,480	$3,102,497

6.	Members’ Equity –

As of December 31, 2015 there were 38,608 Class A Membership Units outstanding. On January 1, 2016, certain accredited investors contributed their current membership interests, as well as mezzanine debt and other liabilities totaling approximately $942,000 owed to Titan El Toro, LLC in exchange for Junior Bridge Notes in the amount of $942,000 and 64,387 units in Titan CNG, LLC.

On January 1, 2016 Members of El Toro also agreed to contribute their membership interests in exchange for 10,892 Class A Membership Units in the Company.

In February 2016, the Senior Bridge Notes were issued and the Company issued 16,791 units to the note holders.

In July 2016, the Senior Bridge Notes were extended and the Company issued 3,359 units to the note holders.

In July and September 2016, the Company issued additional Senior Bridge Notes and the Company issued 5,000 and 3,750 units, respectively, to the note holders.

The following is a summary of Class A Membership Units as of September 30, 2016:

Class A Units

BALANCE, December 31, 2015	38,608
Acquisition of El Toro	64,387
Exchange of El Toro units	10,892
February Bridge Notes	16,791
July Senior Bridge Note extension	3,359
July Senior Bridge Note	5,000
September Bridge Note	3,750
BALANCE, September 30, 2016	142,787

28

TITAN CNG, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7.	Grant Agreements –

In 2013 the Company was the recipient of two grants in the amount of $300,000 and $150,000 from the California Energy Commission (“CEC”) and SCAQMD. The grants were provided to assist in the construction and equipping of a CNG filling station in Lake Forest, California. The grant funds were used to complete the construction of a facility on El Toro Road as contemplated in the grant agreements. The project was completed by an Affiliate of the Company, as defined in the agreement. The grant proceeds are subject to repayment if the Company does not satisfy certain operational metrics contained in the grant agreements. The Company believes that it can satisfy these objectives, although it cannot provide assurance that such future events will occur. In addition, the use of an Affiliate of the Company on the project could be construed as requiring amendments to the grant agreements or consent from the CEC or SCAQMD, neither of which has been obtained by the Company.

8.	Commitments and Contingencies –

Operating Leases

The Company leases its Plymouth, Minnesota office under an operating lease agreement that expired in October 2014. Upon expiration the lease was renewed on a month to month basis with payments of $977 per month.

In March 2014 the Company entered into an operating lease agreement for the El Toro location which expires in February 2019, with an option to extend to February 2024. In November 2014 the lease was amended to add El Toro, as a co-lessee. The monthly payments range from $10,000 to $11,604.

The Company's El Toro lease calls for rent increases over the term of the lease. The Company records rent expense on a straight line basis using average rent for the term of the lease. The excess of the expense over cash rent paid is shown as deferred rent.

Approximate annual future minimum lease payments under these leases are as follows:

Period	Amount

Three Months Ending December 31, 2016	$35,000
2017	139,000
2018	139,000
2019	23,000

$336,000

The rent expense under all leases was approximately $103,000 and $8,800, respectively, for the nine months ended September 30, 2016 and 2015.

(continued)

29

TITAN CNG, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8.	Commitments and Contingencies – (continued)

Walters Recycling & Refuse Station

In June 2016 Blaine entered into a compressed natural gas fuel station agreement (the “Agreement”) with Walters Recycling & Refuse, Inc. (“Walters”), an unrelated third party. Under the agreement Blaine will construct, at its sole expense, a CNG dispensing system (the “System”) on a portion of the property owned by Walters. The System shall include the required elements as defined in the contract. The System shall only be used for the purpose of filling Walter’s vehicles and authorized Blaine vehicles and trailers. Titan is required to have the System fully operational by June 2017. If the System is not fully operational by June 2017 Walters may terminate the agreement with 30 days written notice to Blaine. Blaine will be required to return the property to its pre-construction condition. Blaine shall retain ownership of all unattached movable components of the System. In addition, Blaine is responsible for all costs relating to installing the utilities required for the System as well as the costs for all ongoing system and property maintenance. The term of the agreement shall be for a period of seven years and shall commence on the date the system becomes fully operational and is first used by Walters, as defined in the agreement. Walters has the right to renew the agreement for four additional two year renewal periods. Beginning on the commencement date and through the contract term, Walters agrees to purchase 144,000 GGE, annually, of CNG, as defined, exclusively from Blaine. The rate charged to Walters includes an initial six month rate which is then adjusted as stated in the agreement.

Station Operations and Lease Agreement

In December 2015, Diamond Bar entered into a transfer of ownership and lease arrangement with the SCAQMD. This property has an existing CNG station owned and operated by the SCAQMD. Thirty days after the date of the agreement, SCAQMD transferred to Diamond Bar, without charge, all of their rights and interests in the existing assets. The agreement also specifies that Diamond Bar lease the property for $1 and identifies certain commitments agreed to by the parties. Some of the more significant ones are as follows:

●	Within 180 days from the contract execution, Diamond Bar, using its best efforts, shall sell any surplus assets and provide SCAQMD with 90% of the net proceeds, as defined. To date Diamond Bar has been unable to sell the surplus assets.

●	Diamond Bar is also required to comply with certain provisions in the agreement with regards to the operation and maintenance of the station.

●	Diamond Bar, at their expense and upon written consent from SCAQMD, can remodel, redecorate or otherwise make improvements and replacements of and to all or any part of the leased premises.

●	Diamond Bar is required to install specific station upgrades, as defined, and is responsible for the cost of these upgrades. All upgrades must be completed within eight months of the execution date. Any improvements made to the premises remain the property of Diamond Bar and can be removed by Diamond Bar.

●	The fueling rate charged to the SCAQMD will be based on actual utility costs, taxes and a fee not to exceed $0.50 per GGE. Currently the rate charged is substantially equal to the market rate charged to all other customers.

(continued)

30

TITAN CNG, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8.	Commitments and Contingencies – (continued)

The contract ends December 31, 2020. SCAQMD can extend the contract for a period not to exceed five years starting January 1, 2021 at no additional cost. Either party may terminate the contract with sixty days’ notice. If the SCAQMD terminates without cause they will be required to either purchase the property necessary for the operation of the CNG station or reimburse Diamond Bar for the cost of removing the property. If Diamond Bar terminates the contract without cause, the SCAQMD shall have the option to either purchase the property necessary for the operation of the station or require Diamond Bar to remove the property at no cost to SCAQMD.

9.	Supplementary Disclosure of Cash Flow Information –

Additional cash flow information consisted of the following:

Nine Months Ended September 30	2016	2015
Supplemental disclosure of non-cash investing and financing activities:
Accounts payable added to debt	$89,038	$-
Fixed asset purchases in accounts payable	$409,192	$-
Issuance of units for debt	$49,590	$-
Interest added to debt	$123,870	$-
Supplemental disclosures of cash flow activity:
Cash paid for interest	$47,316	$7,886

10.	Subsequent Events –

On October 1, 2016, the Company issued 139,839 units to existing members.

31